UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 6, 2012

GAIAM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-27517	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (303) 222-3600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

In addition to historical information, this Form 8-K contains forward-looking statements that involve risks and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. When used in this report, the words “should”, “will”, “plans”, “may” and similar expressions are generally intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this Form 8-K. We undertake no obligation to publicly release any revisions to the forward-looking statements after the date of this document. You should carefully review the information described in this Form 8-K. You should also carefully review the risk factors described in our Annual Report on Form 10-K filed the Securities and Exchange Commission (the “SEC”) on March 15, 2011, and those described from time to time in our future reports filed with the SEC.

Item 1.01.	Entry into a Material Definitive Agreement.

On March 6, 2012, our subsidiary Gaiam Americas, Inc. (“Americas”) entered into a Purchase Agreement, as amended on March 9, 2012 and March 12, 2012 (the “Purchase Agreement”) with Universal Music Group Distribution, Corp. (“Seller”). Pursuant to the Purchase Agreement, Americas will acquire all of the equity interests in VE Newco, LLC (“VE”), which holds the Vivendi Entertainment operations of Seller. Under the Purchase Agreement, Americas will pay Seller $13.4 million in cash and issue a non-interest bearing 90 day promissory note in a principal amount to be determined based upon the net assets of VE as of the closing date. The closing of the transactions contemplated by the Purchase Agreement is scheduled to occur on March 26, 2012 subject to customary closing conditions and certain escrows.

The business of VE principally consists of acquiring rights to and distributing entertainment content through home video, digital and television distribution channels.

The Purchase Agreement contains customary representations and warranties that Americas and Seller made to each other. The statements in those representations and warranties are qualified by information in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. While we do not believe that the schedules contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

The foregoing summary is qualified in its entirety by reference to the text of the Purchase Agreement, which will be filed by amendment on March 19, 2012. The Purchase Agreement will be filed to provide you with information regarding the terms of the transaction. It is not intended to provide any other factual information about us or VE. Information concerning us can be found in the other public filings made with the SEC, which are available without charge at www.sec.gov.

A copy of our press release announcing the signing of the Purchase Agreement is attached as Exhibit 99.1.

Item 2.02	Results of Operations and Financial Condition

On March 15, 2012, we issued a press release announcing results for our fourth quarter and year ended December 31, 2011. A copy of the press release is attached as Exhibit 99.2.

Information in this Item 2.02 and the earnings press release attached hereto are being furnished by us. In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 2.02, including Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference into any of our filings with the Securities and Exchange Commission, except to the extent expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated March 15, 2012 regarding acquisition of VE.

99.2	Press release dated March 15, 2012 regarding earnings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIAM, INC.

By:	/s/ Stephen J. Thomas
Name: Stephen J. Thomas
Title: Chief Financial Officer

Date: March 15, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated March 15, 2012 regarding acquisition of VE.

99.2	Press release dated March 15, 2012 regarding earnings.